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                          AGREEMENT RE: ENGAGEMENT FOR
                              DEVELOPMENT SERVICES

         This AGREEMENT RE: ENGAGEMENT FOR DEVELOPMENT SERVICES (this "Agreement") is made this 29th day of February, 2000, by and between NotifyMD, Inc., a Delaware corporation ("NotifyMD") and wholly-owned subsidiary of Ring Medical, Inc., a Delaware corporation ("RMI"), and XCare.net, Inc., a
Delaware corporation ("XCare.net"). The parties hereto agree as follows:

         1. Development Services.

                  (a) Generally. XCare.net will begin work upon the effective date of this agreement developing solutions for NotifyMD as outlined in the "Functional Specification." NotifyMD agrees to engage XCare.net a minimum number of 1,000 hours at a rate for such services of $ * per hour. The parties hereto agree to negotiate in good faith toward the execution of an agreement calling for XCare.net to provide certain development services to NotifyMD as described within the "Functional Specification" (a "Development Services Agreement").

                  (b) Additional Agreements for XCare.net Solutions. The parties hereto agree to consider in good faith the engagement of XCare.net by NotifyMD for the provision of additional XCare.net solutions as further described in the "Functional Specification," as well as other future releases and projects.

                  (c) Time. Provided that the Development Services Addendum is executed within seven (7) days of the date hereof, the Development Services Addendum will require completion of the work described in the initial schedule thereto no later than May 1, 2000.

         2. Compensation. The Development Services Agreement will provide for payment by NotifyMD to Xcare.net of:

                  (a) a fee of $ * per hour to be invoiced by Xcare.net on a monthly basis for hours actually worked by Xcare.net, which payment shall be due within 30 days of NotifyMD's receipt of such invoice; and

                  (b) additional reimbursement for all necessary or appropriate expenses incurred by XCare.net in the performance of its duties under this Agreement, provided that XCare.net submits reasonable verification of such expenses to NotifyMD.

         3. Confidential Information and Trade Secrets.

                  3.1 XCare.net recognizes that XCare.net's engagement by NotifyMD requires considerable responsibility and trust, and, in reliance on XCare.net's loyalty, NotifyMD will entrust XCare.net with highly sensitive confidential, restricted and proprietary information involving Trade Secrets and Confidential Information (as such terms are hereinafter defined).

                  3.2 For purposes of this Agreement, a "Trade Secret" is any scientific or technical information, design, process, procedure, formula or improvement that is valuable and not generally known to competitors of NotifyMD or RMI. "Confidential Information" is any data or information, other than Trade Secrets, that is important, competitively sensitive, and not generally known by the public, including, but not limited to, NotifyMD's and RMI's business plans, business prospects, customer lists, training manuals, product development plans, bidding and pricing procedures, market strategies,


* This confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24B-2 of the Securities and Exchange Act of 1934, as amended.
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internal performance statistics, financial data, confidential personnel information concerning employees of NotifyMD and RMI, supplier data, operational or administrative plans, policy manuals, and terms and conditions of contracts and agreements. The terms "Trade Secret" and "Confidential Information" shall not apply to information which is (i) received by XCare.net from a third party with no restriction on disclosure, (ii) XCare.net's own Trade Secrets and Confidential Information or (iii) required to be disclosed by applicable law.

                  3.3 XCare.net will not use or disclose any Trade Secrets or Confidential Information of NotifyMD or RMI during the term of this Agreement or any subsequent agreement with NotifyMD or RMI, whether pursuant to this Agreement or otherwise, at any time after the termination or expiration of this Agreement or any subsequent agreement with NotifyMD or RMI or prior to such time as they cease to be Trade Secrets or Confidential Information though no intentional or negligent act or failure to act by XCare.net in violation of this Agreement or otherwise.

                  3.4 Upon the request of NotifyMD or RMI, XCare.net will surrender to NotifyMD or RMI all memoranda, notes, records, manuals or other documents pertaining to NotifyMD's or RMI's businesses (including all copies thereof) and all materials involving any Trade Secrets or Confidential Information of NotifyMD or RMI.

         4. Termination

                  (a) At any time prior to the execution of the Development Services Agreement, either party may terminate this Agreement by giving the other party written notice thereof. Upon termination, neither party shall have a further obligation to the other, except as set forth in Section 3 hereof.

         5. Notices. Any notice or other communication under this Agreement shall be in writing, signed by the party making the same, and shall be delivered personally or sent by certified mail, postage prepaid, return receipt requested or sent by a nationally recognized overnight courier or delivery service, addressed as follows:

                  (a) If to XCare.net:      XCare.net, Inc.
                                            6400 S. Fiddler's Green Circle Suite 14000
                                            Englewood, CO 80111
                                            Attention: Peter Cheesbrough, CFO

or to such other address as may be furnished by XCare.net to NotifyMD in writing.

                  (b) If to NotifyMD:       NotifyMD, Inc.
                                            301 Plus Park Boulevard
                                            Nashville, TN 37217
                                            Attention: Gary Ferguson, President

                      With a copy to:       Waller Lansden Dortch & Davis,
                                            A Professional Limited Liability Company
                                            2100 Nashville City Center
                                            511 Union Street
                                            Nashville, Tennessee 37219
                                            Attention: Ralph W. Davis, Esq.

or to such other address as may be furnished by NotifyMD to XCare.net. All such notices shall be deemed given on the date personally delivered, mailed or couriered.

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         6. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Colorado.

         7. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability for any such provisions in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

         8. Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration or litigation between the parties hereunder, unless such waiver or modification is in writing, duly executed as aforesaid and the parties further agree that the provisions of this section may not be waived except as herein set forth.

         9. Entire Agreement. This Agreement, including all exhibits hereto~ contains the entire agreement of the parties hereto with respect to the subject matter contained herein. There are no restrictions, promises, covenants or undertakings, other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. This Agreement may not be changed except by a writing executed by the parties.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.




                                             NOTIFYMD, INC.


                                             By: /s/ GARY B. FERGUSON
                                                 --------------------------

                                             Its: CEO and President
                                                  -------------------------

                                             XCARE.NET, INC.


                                             By:
                                                --------------------------

                                             Its:
                                                 -------------------------



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